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                                                                   EXHIBIT (h.6)

                               AMENDMENT AGREEMENT

         Amendment AGREEMENT, effective as of May 1, 2002, by and among Portfolio Partners, Inc. (to be renamed ING Partners, Inc.), a company organized under the laws of the state of Maryland (the "Company"), Aetna Life Insurance and Annuity Company (to be renamed ING Life Insurance and Annuity Company), a company organized under the laws of the State of Connecticut (the "Administrator") and Investors Bank & Trust Company, a Massachusetts trust company ("Investors Bank").

         WHEREAS the Company, the Administrator and Investors Bank entered into a Transfer Agency and Service Agreement dated December 14, 2001 as amended from time to time (the "Transfer Agency Agreement"),; and

         WHEREAS, the Company and Investors Bank desire to amend the Transfer Agency Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Amendments.

(a) Appendix A to the Transfer Agency Agreement is hereby amended by deleting such Appendix A in its entirety and replacing it with Appendix A attached hereto as Exhibit I.

2.       Miscellaneous.

         (a) Except as amended hereby, the Transfer Agency Agreement shall remain in full force and effect.

         (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

INVESTORS BANK & TRUST COMPANY                       PORTFOLIO PARTNERS, INC.

By:                                          By: /s/  Laurie M. Tillinghast
  -----------------------                        ------------------------------

Name:                                        Name: Laurie M. Tillinghast
  -----------------------                          ----------------------------

Title:                                       Title: President
  -----------------------                           ---------------------------


AETNA LIFE INSURANCE AND ANNUITY COMPANY

By: /s/  Laurie M. Tillinghast
    ------------------------------

Name: Laurie M. Tillinghast
      ------------------------------

Title: Vice President
       ---------------------------
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                                                                       EXHIBIT I

                                   Appendix A

Series of Portfolio Partners, Inc. (to be renamed ING Partners, Inc. effective May 1, 2002):

                     MFS Emerging Equities Portfolio

                     MFS Research Growth Portfolio

                     MFS Capital Opportunities Portfolio

                     Scudder International Growth Portfolio

                     T. Rowe Price Growth Equity Portfolio

                     Goldman Sachs Capital Growth Portfolio

                     Salomon Brothers Capital Portfolio

                     OpCap Balanced Value Portfolio

                     Brinson Tactical Asset Allocation Portfolio
                     (to be renamed UBS Tactical Asset Allocation Portfolio)

                     DSI Enhanced Index Portfolio

                     Salomon Brothers Investors Value Portfolio

                     Alger Growth Portfolio

                     Alger Aggressive Growth Portfolio

                     JPMorgan Mid Cap Value

                     Baron Small Cap Growth

                     Van Kampen Comstock

                     MFS Global Growth

                     PIMCO Total Return

                     American Century Small Cap Value